Exhibit (l)(2)

[Letterhead of Eversheds Sutherland LLP]

June 7, 2019

New Mountain Finance Corporation

787 Seventh Avenue, 48th Floor

New York, NY 10019

Re:                             New Mountain Finance Corporation
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to New Mountain Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 (File No. 333-230326), which was initially field with the Commission on March 14, 2019 (as amended from time to time by pre-effective amendments and post-effective amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated April 29, 2019, and the final prospectus supplement thereto, dated June 4, 2019 (the “Prospectus Supplement”).  The Registration Statement provides that, among other types of securities, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and debt securities of the Company may be issued from time to time pursuant to Rule 415 of the Securities Act in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.

This opinion letter is rendered in connection with the issuance and sale by the Company of $75,000,000 in aggregate principal amount (or up to $86,250,000 aggregate principal amount if the underwriters’ overallotment option is exercised in full) of the Company’s 5.75% Convertible Notes due 2023 (the “Notes”), which are convertible into shares of Common Stock (the “Underlying Shares”) in accordance with the terms and subject to the conditions set forth in the indenture, dated as of August 20, 2018 (the “Base Indenture”), by and between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of August 20, 2018, by and between the Company and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), and as described in the Prospectus.  The Notes are being sold by the Company pursuant to an underwriting agreement, dated as of June 4, 2019, by and among the Company, New Mountain Finance Advisers BDC, L.L.C., and New Mountain Finance Administration, L.L.C., on the one hand, and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, on the other hand, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and the Prospectus Supplement, and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)                                     The Amended and Restated Certificate of Incorporation of the Company, as amended by the (a) Certificate of Change of Registered Agent and/or Registered Office thereto and (b) Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, certified as of a recent date by the Delaware Secretary of State;

(ii)                                  The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iii)                               A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date;

(iv)                              The Underwriting Agreement;

(v)                                 The Base Indenture;

(vi)                              The Supplemental Indenture;

(vii)                           A specimen copy of the form of the Notes to be issued pursuant to the Supplemental Indenture in the form attached to the Supplemental Indenture; and

(viii)                        The resolutions of the board of directors of the Company, or a duly authorized committee thereof, relating to, among other things, (i) the authorization and approval of the preparation and filing of the Registration Statement and the Prospectus Supplement; (ii) the offering, issuance, and sale of the Notes, and the issuance of the Underlying Shares upon conversion thereof, pursuant to the Registration Statement; and (iii) the authorization of the execution and delivery of the Underwriting Agreement and the Indenture, certified as of the date hereof by an officer of the Company.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued, (vi) the accuracy and completeness of all corporate records made available to us by the Company and (vii) that the Indenture will be a valid and legally binding obligation of the parties thereto (other than the Company).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates of officers of the Company and on the representations, warranties and covenants of the Company set forth in the Underwriting Agreement.  We have also relied on certificates of public officials (which we have assumed remain accurate as of the date of this opinion).  We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the contract laws of the state of New York and the Delaware General Corporation Law, each as in effect as of the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions.  Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Notes or the Underlying Shares. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.              When the Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

2.              The issuance of the Underlying Shares has been duly authorized for issuance and, assuming a sufficient number of authorized but unissued shares of common stock, par value $0.01 per share, of the Company are available for issuance when the Notes are converted, the Underlying Shares, if and when issued and delivered upon conversion of the Notes in accordance with the Indenture, will be validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred or construed and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ EVERSHEDS SUTHERLAND (US) LLP